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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                January 13, 1998
                                (Date of Report)


                           BROCK INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


                                    GEORGIA
                 (State or other jurisdiction of incorporation)



0-21202                                                              58-1588291
(Commission File Number)                     I.R.S. Employer Identification No.



2859 PACES FERRY ROAD, #1000
ATLANTA, GEORGIA                                                          30339
(Address of principal executive offices)                             (Zip Code)


                                  770-431-1200
               Registrant's telephone number, including area code


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Item 5.   Other Events.

Acquisition of Assets

         On December 31, 1997, Brock Acquisition, Inc. ("Brock"), a subsidiary of Brock International, Inc., exercised its option to acquire the assets of Netgain Corporation ("Netgain"). At the December 31, 1997 closing, Brock acquired legal title to the net assets of Netgain. Brock will account for the acquisition as a purchase.

         Brock acquired the assets of Netgain for cash of $708,000, representing the option payments made to Netgain prior to December 31, 1997. The purchase price also includes contingent consideration in the form of 200,000 shares of common stock to be escrowed and issued to the Netgain founders in the event certain revenue milestones are met as defined in the Merger Agreement, attached hereto as Exhibit 2. Brock supplied the $708,000 from funds generated through its operations.

         Netgain is a developer of enterprise-class Web applications for customer management. Netgain technologies leverage the latest Web, client/server and object-oriented technologies to provide highly configurable, n-tier component-based solutions for intranets, extranets and the Internet. Netgain was established in late 1996, and is a development stage company. Brock anticipates a charge to earnings related to the acquisition which will be included in the company's fourth quarter results.

Item 7.   Financial statements and exhibits

     c)   Exhibit 2  Agreement and Plan of Merger

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                                   SIGNATURES


         Pursuant to the requirements of Section 13 or 15(d) of The Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          Brock International, Inc.



    January 13, 1998                      /s/  Judith A. Vitale
----------------------------              -------------------------------------
Dated                                     Judith A. Vitale
                                          Director of Finance & Administration